UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

PROPHASE LABS, INC.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 19, 2019

Dear Stockholder:

You are cordially invited to attend ProPhase Labs, Inc.’s Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 22, 2019, at 4:00 p.m. Eastern Time, at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022. The meeting will start promptly at 4:00 p.m.

Whether or not you plan to attend the Annual Meeting in person, your vote is important. Please complete, date, sign and return the enclosed proxy or voting instruction form. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a bank, broker or similar institution and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of 2019 Annual Meeting of Stockholders and Proxy Statement.

Very truly yours,

/s/ Ted Karkus
Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

ProPhase Labs, Inc.

621 N. Shady Retreat Road

Doylestown, PA 18901

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

to be held May 22, 2019

TO THE STOCKHOLDERS OF PROPHASE LABS, INC.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of ProPhase Labs, Inc. (the “Company”), a Delaware corporation, will be held at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on Wednesday, May 22, 2019, at 4:00 p.m., Eastern Time, for the following purposes:

(1)	To elect as directors the four nominees named in the proxy statement to serve as our board of directors for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified (Proposal 1);

(2)	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2);

(3)	To hold an advisory vote to approve the compensation of our named executive officers (the “Say-on-Pay Vote”) (Proposal 3);

(4)	To hold an advisory vote on the frequency of future Say-on-Pay Votes (Proposal 4); and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, IN FAVOR OF PROPOSALS 2 AND 3, AND FOR THE OPTION TO HOLD FUTURE SAY-ON-PAY VOTES ONCE EVERY THREE YEARS.

The record date for the Annual Meeting is April 16, 2019. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Ted Karkus
Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

Doylestown, PA

April 19, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 22, 2019

The Notice of 2019 Annual Meeting of Stockholders, Proxy Statement and 2018 annual report to stockholders are available at:

http://www.astproxyportal.com/ast/07814

ProPhase Labs, Inc.

621 N. Shady Retreat Road

Doylestown, PA 18901

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
to be held May 22, 2019

ProPhase Labs, Inc.

621 N. Shady Retreat Road

Doylestown, PA 18901

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of ProPhase Labs, Inc. (the “Company,” “we,” “our,” or “us,” as the context requires) is providing this proxy statement (this “Proxy Statement”) to solicit your proxy in connection with the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on Wednesday, May 22, 2019, at 4:00 p.m., Eastern Time. The Board is requesting your vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card, or voting instruction form, as applicable, are being mailed to stockholders on or about April 22, 2019.

Q:	Who is soliciting the proxies?

A:	We are soliciting proxies in the form enclosed on behalf of the Board. Our Board has selected the persons named on the enclosed proxy card (the “Named Proxies”) to vote all shares for which the Company has been appointed to act as proxy at the Annual Meeting. The Named Proxies will vote any properly executed proxy, if received in time and not revoked, at the Annual Meeting in accordance with your directions. The Named Proxies will vote any signed proxy that fails to specify a choice on any proposal to be acted upon at the Annual Meeting in accordance with the Board’s voting recommendations (as described below in “What are the Board’s voting recommendations?”), and, in the Named Proxies’ discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	What information is contained in these materials?

A:	This Proxy Statement contains information related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of the Company’s executive officers and directors, and other required information. We have also enclosed for your review the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018 (the “2018 Annual Report”), which contains financial and other information about our business during our last fiscal year.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four matters on which a vote is scheduled at the Annual Meeting:

●	The election of the four director nominees named in this Proxy Statement to the Board (Proposal 1);

●	The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2);

●	The advisory vote to approve the compensation of our named executive officers (the “Say-on-Pay Vote”) (Proposal 3); and

●	The advisory vote to determine the frequency of future Say-on-Pay Votes (the “Say-on-Frequency Vote”) (Proposal 4).

We will also consider and vote upon any other business properly brought before the Annual Meeting, or any adjournment or postponement thereof. However, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting.

Q:	What are the Board’s voting recommendations?

A:	The Board recommends that you vote your shares:

●	FOR the election of each of the four director nominees named in this Proxy Statement to the Board (Proposal 1);

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●	FOR the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2);

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3); and

●	FOR the option to continue to hold future Say-on-Pay Votes once every three years (Proposal 4).

Q:	What shares may I vote?

A:	You may vote all shares of the Company’s Common Stock, par value $0.0005 per share (“Common Stock”), that you owned as of the close of business on April 16, 2019 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a bank, broker, or similar institution at the close of business on the Record Date.

Each share of Common Stock is entitled to one vote. On the Record Date, there were 11,560,256 shares of Common Stock issued and outstanding. There was no other class of voting securities of the Company outstanding on the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Company stockholders hold their shares through a bank, broker or similar institution rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to vote your shares in person at the Annual Meeting or grant a proxy to vote your shares to the Company or any other person who will appear in person at the Annual Meeting, and any adjournment and postponement thereof, and vote your shares on your behalf. Stockholders of record are requested to complete, date, sign and return (in the prepaid envelope provided for this purpose) the enclosed form of proxy for your shares, giving the Company the right to vote your shares for you at the Annual Meeting, as you direct.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or similar institution, you are considered the beneficial owner of shares held in street name, and your bank, broker or nominee is forwarding these proxy materials to you. Your bank, broker, or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting. Your bank, broker, or nominee has enclosed a voting instruction form for you to use.

Q:	May I attend the Annual Meeting in person?

A:	You are invited to attend the Annual Meeting and we encourage all stockholders of the Company to attend the Annual Meeting.

All stockholders attending the Annual Meeting will be asked to present a form of photo identification, such as a driver’s license, in order to be admitted to the meeting. By attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting, copies of which will be distributed to attendees at the meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	You may vote shares you hold directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card. Voting in person at the Annual Meeting will revoke any proxy you submitted earlier.

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If you are the beneficial owner of shares held in street name and your bank, broker, or nominee is forwarding these proxy materials to you, you may vote the shares in person at the Annual Meeting only if you have obtained a signed proxy from your bank, broker, or nominee (i.e., the record holder) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your bank, broker, or other nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction form included by your broker or nominee.

By Mail—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction form provided by your bank, broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct at the Annual Meeting. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

On the Internet— If you hold your shares directly in your name as the stockholder of record you may vote online at www.voteproxy.com by following the online instructions (have your proxy card available when you access the website). If you hold your shares in street name and the firm that holds your shares offers online voting, your broker voting instruction form will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card.

By Telephone—If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction form will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote by telephone.

Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.

If you hold your shares directly and returned your proxy by mail, you must (a) provide written notice of revocation to the Secretary of the Company, (b) timely deliver a valid, later-dated proxy, or (c) vote in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to the Secretary of the Company before the Annual Meeting or you vote at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.

Q:	How are votes counted?

A:	For Proposal 1 (the election of directors), you may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of that vote.

For Proposal 2 (the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2019), you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.

For Proposal 3 (the Say-on-Pay Vote), you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.

For Proposal 4 (the Say-on-Frequency Vote), you may vote to have future Say-on-Pay Votes held every year, every two years or every three years (the current frequency) or you may abstain from this vote.

If you specify a voting choice, the shares will be voted in accordance with that choice. If you vote your shares, but do not indicate your voting preferences, the Named Proxies will vote your shares in accordance with the recommendations of the Board.

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If you are a beneficial owner and you have not provided voting instructions to your broker, your broker may exercise discretion to vote your shares only with respect to the ratification of our independent registered public accounting firm (Proposal 2). Your broker does not have discretionary authority to vote your shares in the election of directors (Proposal 1), the Say-on-Pay Vote (Proposal 3), or the Say-on-Frequency Vote (Proposal 4), resulting in “broker-non-votes” with respect to these proposals. See “What is a broker non-vote?” for more information.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of Common Stock and entitled to vote (the “Shares”). The Shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors (Proposal 1), the four nominees for director who receive the highest number of votes cast “FOR” their election will be elected as directors. This is called a plurality vote.

Approval of the ratification of our independent registered public accounting firm (Proposal 2) will require the affirmative vote of a majority of the votes cast on such proposal by the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Approval of the compensation of our named executive officers on an advisory basis (Proposal 3) (the Say on Pay Vote) will require the affirmative vote of a majority of the votes cast on such proposal by the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

The Say-on-Frequency Vote (Proposal 4) option receiving the greatest number of votes will be the frequency approved by our stockholders.

In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:	If an executed proxy card or voting instruction form is returned and the stockholder has explicitly abstained from voting on any proposal, the Shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore they will have no effect on the outcome of any proposal.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposal and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of our independent registered public accounting firm (Proposal 2). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of directors (Proposal 1), the Say-on-Pay Vote (Proposal 3), or the Say-on-Frequency Vote (Proposal 4). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposal 1, Proposal 3 or Proposal 4.

Q:	Will I have dissenters’ rights?

A:	No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the proposals.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:	It means your Shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

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PROPOSAL 1 - ELECTION OF BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by a plurality of the votes cast by stockholders. The Company’s bylaws state that the number of directors constituting the entire Board will be determined by resolution of the Board. The number of directors currently fixed by the Board is four.

No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board and not marked to vote against or to withhold authority to vote for any individual director will be voted “FOR” the election of each of the nominees named below (unless one or more nominees becomes unable or unwilling to serve). All of the nominees have indicated their willingness to serve if elected, but if any should become unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders and no other candidates are eligible for election as directors at the Annual Meeting.

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the four nominees for election to the Board as of the date of this Proxy Statement:

Name	Position	Age	Initial Year in Office
Ted Karkus	Chairman of the Board and Chief Executive Officer	59	2009
Jason Barr	Director	39	2015
Louis Gleckel, MD	Director	63	2009
Warren Hirsch	Director Nominee	61	—

TED KARKUS has been the Chairman of the Board and the Chief Executive Officer of the Company since June 2009. Mr. Karkus was instrumental in assisting the turnaround of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GlaxoSmithKline plc for over $1.4 billion. Mr. Karkus has twenty-five years of experience in securities and capital markets including two years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities, and four years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors. Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors. He graduated Magna Cum Laude from Tufts University in 1981.

Mr. Karkus brings extensive financial structuring as well as operational and marketing strategy experience to our Board, including successful restructuring and turn-around scenarios in the pharmaceutical industry. Among his accomplishments, in 2010/2011 he led the restructuring and streamlining of our operations, which resulted in improved sales and margins of our Cold-EEZE brand, and in 2017 succeeded in selling the Cold-EEZE brand for $50 million to Mylan, a multibillion-dollar pharmaceutical company. These skills, as well as Mr. Karkus’ experience as our Chairman and Chief Executive Officer, along with his deep knowledge of and genuine interest in our Company, management skills and business savvy, and his performance as a Board member of the Company, led the Board to conclude that he should be nominated to serve another term as a director.

JASON M. BARR has been a member of our Board since June 2015 and currently serves as a member of the Governance and Nominating Committee and the Audit Committee and as the chairman of the Compensation Committee. Mr. Barr is currently (i) the Senior Vice President, General Counsel and Secretary for Wayne Services Legacy Inc., the winddown agent of the Toys R Us, Inc. U.S. operations and (ii) the Deputy General Counsel and Secretary of TRU Kids Inc., a brand licensing company commercializing Toys R Us affiliated intellectual property, having served in these roles since January 2019. Prior to this, Mr. Barr was Vice President, Corporate Counsel and Secretary at Toys R. Us, Inc., the global toys and baby products retailer, having served in this role since February 2018. He previously was the Senior Vice President, Chief Legal Officer and Secretary of LiveStyle, Inc. (f/k/a SFX Entertainment, Inc.), a global live events and media company, from March 2016 to October 2017, and since August 2013 served in various other legal and commercial roles. Prior to his employment with LiveStyle, Mr. Barr was a corporate and securities attorney at Reed Smith LLP in New York City from 2007 to 2013. He served from December 2015 to June 2018 as a member of the board of directors of Susquehanna Polling & Research, Inc. (SP&R), a firm offering research design, execution, and analysis services to businesses, trade associations, hospitals, PR agencies, and political campaigns across the United States. Mr. Barr graduated from Suffolk University Law School in 2007 and received his bachelor’s degree from Dickinson College in 2002.

Mr. Barr brings to our Board knowledge and expertise with corporate finance, commercial law, brand development, risk management, litigation and regulatory matters including reporting compliance with the Securities and Exchange Commission (the “SEC”), corporate governance, and mergers and acquisitions. This legal background, business experience, independence, and his knowledge of the Company from his experience as its counsel, and his performance as a Board member and chairman of the Compensation Committee, led the Board to conclude that he should be nominated to serve as a director.

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LOUIS GLECKEL, MD, has been a member of our Board since June 2009 and currently serves as a member of our Compensation Committee and chairman of our Governance and Nominating Committee. In 1997, Dr. Gleckel co-founded ProHealth Care Associates, a comprehensive state of the art multi-specialty physician group practice with offices in Long Island and Bronx, New York. At ProHealth, he is the Division Chief of Cardiology and Internal Medicine specializing in Preventative Cardiology, Metabolic Syndrome and Internal Medicine with particular emphasis on high-risk patients with complications from diabetes and heart disease. He was named to New York Magazine’s Best Doctors list for three years, New York Metro Area Best Doctors list for 14 years and the 2008 Nassau County Best Doctors list. For over ten years Dr. Gleckel has been a team physician for the New York Jets and New York Islanders as well as for the tennis players at the US Open. Dr. Gleckel also served as Chairman of the Board of Invicta Corporation, a development stage company that designed, manufactured and marketed photochromic eyeglass lenses, for approximately four years until his resignation in February 2005.

Dr. Gleckel brings to the Board extensive knowledge of the medical, pharmaceutical and related industries as a distinguished doctor, as well as experience in successful business development and board service. This experience, as well as his independence and his performance as a Board member, member of our Compensation Committee, and chairman of our Governance and Nominating Committee, led the Board to conclude that he should be nominated to serve another term as a director.

WARREN HIRSCH has over 35 years of experience as a Certified Public Accountant and has been a registered representative of Royal Alliance, a national financial advisory firm, since 2000. Mr. Hirsch owns and operates Warren Hirsch, CPA, which offers a full range of accounting, tax and small business consulting services. Mr. Hirsch graduated with a bachelor’s degree in accounting from Hofstra University in 1980.

Mr. Hirsch has extensive knowledge and background related to accounting and financial reporting rules and regulations as well as the evaluation of financial results, internal controls and business processes. Based on these qualifications, our Board has determined that Mr. Hirsch should be nominated as a director.

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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Corporate Governance

Director Independence

As required by Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards.

Based on these standards, upon the recommendation of our Governance and Nominating Committee, the Board has affirmatively determined that each of our current non-employee directors and Mr. Hirsch is “independent,” as defined by the applicable listing standards of Nasdaq. Thus, two of our three current directors are independent under the listing standards of Nasdaq and, subject to Mr. Hirsch’s election as a director at the Annual Meeting, following the Annual Meeting, three of our four directors will be independent. Mr. Karkus is not considered independent because he is an employee of the Company.

Our independent directors have executive sessions at which only independent directors are present in connection with regularly scheduled board meetings.

Board of Directors Leadership Structure

Our governance structure combines the roles of principal executive officer and Board Chairman. Mr. Karkus has served as both Chairman and Chief Executive Officer of the Company since June 2009. The Board believes there are important advantages to Mr. Karkus serving in both roles at this time, and may revisit this structure at its discretion in the future. Mr. Karkus is the director most familiar with our Company’s business and industry and is best situated to propose the Board’s agendas and lead Board discussions on important matters. Mr. Karkus provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Another advantage is the clarity of leadership provided by one person representing the Company to employees, stockholders and other stakeholders. The Board has not named a lead independent director.

Risk Oversight

Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks, and through delegation to the Audit Committee. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

In addition, our Board monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department and the independent registered public accounting firm, our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Pursuant to the Audit Committee Charter, such discussions should also include our exposure to counterparties or other institutions which we believe are at risk of significant financial distress.

Committees of the Board of Directors

The Board has established three committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee (the “Nominating Committee”).

Audit Committee

The current members of the Audit Committee are Jason Barr and Louis Gleckel. Subject to his election as a director at the Annual Meeting, our Board intends to appoint Mr. Hirsch as a member and Chairman of the Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined each of Messrs. Barr and Hirsch and Dr. Gleckel meets the independence requirements of the Nasdaq listing standards for audit committee members. Additionally, our Board has affirmatively determined that each of Messrs. Barr and Hirsch and Dr. Gleckel is “independent” as defined by the applicable SEC rules regarding audit committee independence. While the Audit Committee does not currently have an “audit committee financial expert,” as defined by the rules of the SEC (as a result of former director Mark Burnett’s resignation in December 2018), our Board has determined that Mr. Hirsch qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

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The Audit Committee reviews, analyzes and makes recommendations to the Board with respect to the Company’s accounting policies, internal controls and financial statements, consults with the Company’s independent registered public accountants, and reviews filings containing financial information of the Company to be made with the SEC.

The Audit Committee met five times during 2018. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Audit Committee Charter.”

Compensation Committee

The current members of the Compensation Committee are Jason Barr and Louis Gleckel. Mr. Barr serves as chairman of the Compensation Committee. Subject to his election as a director at the Annual Meeting, our Board intends to appoint Mr. Hirsch as a member of the Compensation Committee. The Board has determined each of Messrs. Barr and Hirsch and Dr. Gleckel meets the independence requirements of the Nasdaq listing standards for compensation committee members.

The Compensation Committee reviews and approves the salary and all other compensation of officers of the Company, including non-cash benefits, incentive-based awards and equity-based awards. The Compensation Committee also administers the Company’s Amended and Restated 2010 Equity Compensation Plan and the 2010 Directors’ Equity Compensation Plan. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or to one or more of its members when appropriate. The Compensation Committee has the authority to engage consultants.

The Compensation Committee met three times during 2018. The Compensation Committee operates under a written charter adopted by the Board which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Compensation Committee Charter.”

Nominating Committee

The members of the Nominating Committee are Jason Barr and Louis Gleckel. Dr. Gleckel serves as chairman of the Nominating Committee. Subject to his election as a director at the Annual Meeting, our Board intends to appoint Mr. Hirsch as a member of the Nominating Committee. The Board has determined each of Messrs. Barr and Hirsch and Dr. Gleckel meets the independence requirements of the Nasdaq listing standards for nominating committee members.

The Nominating Committee is responsible for developing and recommending criteria for selecting new directors and oversees evaluations of the Board and committees of the Board. The Nominating Committee has the responsibility to oversee the Company’s Corporate Governance Guidelines and propose changes to such guidelines from time to time as may be appropriate.

The Nominating Committee met one time during 2018. The Nominating Committee operates under a written charter adopted by the Board which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Governance and Nominating Committee Charter.”

Meetings of the Board of Directors in 2018

For the fiscal year ended December 31, 2018, there were seven meetings of the Board. Each of the directors attended, in person or by telephone, more than 75% of the meetings of the Board and the committees on which he served.

The independent members of the Board met in executive session once during 2018.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Stockholders. All of our directors then in office attended the 2018 Annual Meeting of Stockholders in person.

Director Nominations

In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the following criteria:

●	Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.

●	Experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, educational, or large not-for-profit organizations. The Nominating Committee may also seek directors who are widely recognized as leaders in the fields of medicine or the biological sciences and manufacturing or business generally, including those who have received awards and honors in their field.

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●	Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance.

●	Possess the fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.

●	Ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments.

●	A genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director.

●	No conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its stockholders.

●	Current ownership of Common Stock of the Company, or a willingness to acquire shares of Common Stock, to further align the interests of non-employee directors with the interests of the Company’s stockholders.

Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the Company’s business are factors considered in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. In addition, the Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under applicable Nasdaq rules and that at least one of them qualifies as an “audit committee financial expert” under the applicable SEC rules.

The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations must be submitted to the Nominating Committee in accordance with Article 2.15 of the Company’s Bylaws to the Secretary at the Company’s principal executive office. For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must provide timely notice and certain information about the stockholder and the nominee. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, not later than the tenth (10th) day following the day on which public disclosure (as defined in Article 2.15 of the Bylaws) of the date of such annual meeting was first made.

Information must be provided for (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert. Each such person must provide (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

In addition, each director nominee must provide the same information, as well as all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a completed and signed questionnaire, provided by the Company’s Secretary relating to any voting commitments. The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

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Governance Policies and Procedures

Code of Conduct

We have adopted a code of conduct that applies to all members of our Board and all employees of the Company, including our principal executive officer, principal financial officer and other senior financial officers. The Code of Conduct is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Code of Conduct.” We have not granted any waivers under this policy to any of our directors or executive officers. Any waiver will be disclosed in accordance with Nasdaq requirements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Governance Overview.”

Whistleblower Policy

The Company has established a whistleblower policy by which confidential complaints may be raised anonymously within the Company. Employees that wish to submit complaints confidentially should submit an anonymous written complaint directly to the Compliance Officer (as described in the policy). Complaints submitted through this confidential process that involve the Company’s accounting, auditing, and internal auditing controls and disclosure practices will be presented to the Audit Committee. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Whistleblower Policy”.

Insider Trading Policy

The Company maintains an insider trading policy that provides that the Company’s personnel may not buy, sell or engage in other transactions in the Company’s stock while aware of material non-public information and that restricts trading in Company securities for a limited group of Company employees (including executive officers and directors) to defined window periods that follow our quarterly earnings releases. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Securities Trades.”

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board by writing to such director(s) or to the whole Board, care of the Corporate Secretary, ProPhase Labs, Inc., 621 N. Shady Retreat Road, Doylestown, PA 18901. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Certain Relationships and Related Transactions

In accordance with the terms of the charter of our Audit Committee, the Audit Committee must review and approve the terms and conditions of all related party transactions. “Related party transactions,” as described in Item 404(a) of Regulation S-K promulgated by the SEC generally refer to any transaction, arrangement or other relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of (i) $120,000 and (ii) one percent (1%) of the average of our total assets at year-end for the prior two fiscal years (which was $271,981), and in which any director, executive officer or holder of more than five percent (5%) of our voting securities (or affiliates or immediate family members of such persons) had or will have a material interest.

Except as described below, there have been no related party transactions since January 1, 2017.

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On June 13, 2017, the Company purchased an aggregate of 1,061,980 shares of Common Stock from Mark S. Leventhal, a former director of the Company, and other persons and entities associated and/or affiliated with Mr. Leventhal, for $1.75 per share for a total of $1,858,465, pursuant to the terms of stock purchase agreements entered into with each of these sellers.

On September 29, 2017, Ted Karkus, Chairman and Chief Executive Officer, sold 364,950 shares of Common Stock to the Company for an aggregate purchase price of $839,385 through the Company’s tender offer, which was commenced on August 25, 2017 and expired on September 25, 2017 (the “August 2017 Tender Offer”).

On September 29, 2017, Robert V. Cuddihy, the Company’s former Chief Financial Officer and Chief Operating Officer, sold 358,621 shares of Common Stock to the Company for an aggregate purchase price of $824,828 through the Company’s August 2017 Tender Offer.

On September 29, 2017, BML Investment Partners, L.P., a stockholder who at the time held in excess of 5% of our outstanding shares of Common Stock, sold 1,695,305 shares of Common Stock to the Company for an aggregate purchase price of $3,899,201.50 through the Company’s August 2017 Tender Offer.

On December 21, 2017, Ted Karkus, our Chairman and Chief Executive Officer, sold 424,789 shares of Common Stock to the Company for an aggregate purchase price of $977,015 through the Company’s tender offer, which was commenced on November 20, 2017 and expired on December 18, 2017.

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EXECUTIVE OFFICERS

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the current executive officers of the Company:

Name	Position	Age
Ted Karkus	Chairman of the Board and Chief Executive Officer	59
Monica Brady	Chief Financial Officer	41

See “Proposal 1 – Election of Board of Directors” for Mr. Karkus’s biography.

MONICA BRADY has served as our Chief Financial Officer since January 16, 2019. Prior to serving as our Chief Financial Officer, Ms. Brady served as our Chief Accounting Officer beginning September 2017 and our Director of Finance from 2009 to September 2017.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2018 and 2017 to our Chief Executive Officer and our Chief Financial Officer. We refer to these officers as our “named executive officers.”

Summary Compensation Table (2018 and 2017)

Name and Principal Position	Year	Salary($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation (3)($)	Total($)
Ted Karkus	2018	209,672	100,000	1,554,251	26,000	1,889,923
Chairman of the Board and	2017	675,000	725,000	458,062	25,800	1,883,862
Chief Executive Officer

Monica Brady	2018	132,000	30,000	65,654	11,480	239,134
Chief Financial Officer	2017	113,250	60,000	18,428	11,872	203,550

(1)	For Mr. Karkus, the amount reported for 2018 consists of a $100,000 discretionary bonus paid to Mr. Karkus in January 2019 for his 2018 contributions to the Company. For Ms. Brady, the amount reported for 2018 consists of a $10,000 interim discretionary bonus paid to Ms. Brady in May 2018 for her services and a $20,000 discretionary bonus paid to Ms. Brady in January 2019 for her 2018 contributions to the Company.

(2)	Represents the aggregate grant date fair value of the option awards granted to Mr. Karkus and Ms. Brady in 2018, determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the options awards granted, see Note 6 “Stockholders’ Equity and Stock Compensation” to the financial statements included in our 2018 Annual Report.

(3)	For Mr. Karkus, the amount reported for 2018 consists of a $15,000 vehicle allowance and an $11,000 matching contribution to the Company’s 401(k) defined contribution plan. For Ms. Brady, the amount reported for 2018 consists of a $5,000 vehicle allowance and a $6,480 matching contribution in the Company’s 401(k) defined contribution plan.

Compensation Philosophy

Our Compensation Committee believes that the most effective compensation program should:

●	attract and retain talented executives who will lead us through the challenges that we may face and put us in a position to grow and succeed;

●	motivate our executives to achieve short-term, medium-term and long-term financial and strategic goals;

●	reward our executives for the achievement of individual and corporate objectives; and

●	align the interests of management with those of our stockholders by providing incentives for superior performance that improves shareholder value.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term, medium-term and long-term incentive compensation. This approach provides our Compensation Committee the ability to evaluate the compensation package from year to year with the flexibility to configure allocations and amounts in a manner that aligns closely with stockholder interests. The Compensation Committee considers our corporate performance, individual performance, and the economic environment in general and in our industry when it makes compensation decisions. The Compensation Committee uses these factors, in conjunction with its overall compensation philosophy, when it determines compensation to be awarded to our executive officers during a fiscal year.

While we do not have any policy for the proportion of compensation that should be allocated as cash or non-cash, or short or long-term, we have historically paid our executive officers a greater percentage of their total compensation as base salary. This is due to market factors in our industry and the specific situations facing our Company. It is important for us to retain the services of our talented and experienced executive team through market fluctuations. To do so, we believe that it is important to provide a certain amount of fixed compensation that will give our executive officers some assurance as to the level of compensation they will earn.

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We have utilized annual bonus awards to reward results or extraordinary efforts, which motivates our executive officers to produce positive short-term results. We grant stock options and other stock-based awards which align the long-term interests of our executive officers to the interests of our stockholders by making our executive officers stakeholders in the Company and tying their long-term interests to our success.

Our Compensation Committee does not specifically benchmark the compensation of our executives to the pay of other executives in companies of similar size in our industry, given the unique challenges that are faced by other companies of our size in our industry. However, we have historically compared the level of our executives’ compensation against the compensation of other companies in our industry in general, and believe that the level of compensation our executives receive is within the range of compensation paid to other executives in our industry. We use these compensation checks to ensure that our executives are being appropriately rewarded and to discourage their departure to any competitor. In April 2017, the Compensation Committee retained the services of Bond & Pecaro, Inc. (“B&P”) to advise the committee on a going forward basis on all executive compensation matters. In February 2018, B&P provided an analysis of the Company’s overall compensation program at the request of the Compensation Committee.

Regarding most compensation matters, the Chief Executive Officer’s responsibility is to provide recommendations to the Compensation Committee based on an analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. Our Compensation Committee considers, but retains the right to accept, reject or modify such recommendations. Neither the Chief Executive Officer nor any other member of management is present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer is not present when decisions with respect to his compensation are made.

Consideration of 2016 Advisory Stockholder Vote on Executive Compensation

On May 24, 2016, at our annual meeting of stockholders, our stockholders overwhelmingly approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the compensation tables and related narrative disclosure contained in our 2016 Proxy Statement (the “2016 Say on Pay Vote”). The Compensation Committee appreciates and values the views of our stockholders. In light of the strong level of support of the overall pay practices, and of the general effectiveness of our long standing compensation policies, the Board and the Compensation Committee have not made any specific changes to our executive compensation program, other than the 2018 changes to Mr. Karkus’ compensation mix as described below under “Amended and Restated CEO Employment Agreement”.

At the annual meeting on May 6, 2013, our stockholders expressed a preference that our Say on Pay Vote occur every three years. In accordance with the results of this vote, the Board determined to implement a Say-on-Pay Vote every three years. As such, our Board has included a Say-on-Pay Vote among the matters to be considered at the Annual Meeting. Stockholders are also being provided a Say-on-Frequency Vote, which is required to be held at least every six years.

Elements of Compensation

Subject to variation where appropriate, the elements of compensation to our named executive officers include:

●	base salary, which is determined on an annual basis and is generally set forth in employment agreements with our executives;

●	annual cash incentive compensation, which is awarded by our Compensation Committee on a discretionary basis, determined based on the Company and individual performance in the applicable fiscal year; and

●	long-term incentive compensation in the form of options and other stock-based awards.

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Base Salary and Annual Bonus

Base salaries are an integral component of our total compensation program, and setting base salaries at competitive levels helps us to attract and retain senior executives. Base salary is the only fixed component of compensation for our executives. The base salaries for our named executive officers were determined based on the Compensation Committee’s evaluation of the competitive marketplace, the salaries of our other executives, and the scope of each named executive officer’s responsibilities. The base salaries of our named executive officers were set at the level deemed necessary to secure their employment for an extended period and to appropriately reward them for the multiple roles they played for our Company.

Our annual bonus opportunity is intended to incentivize the achievement of our short-term goals. On an annual basis, generally in mid-December, our Compensation Committee assesses the individual performance of each of our executive officers and the performance of the Company and determines the appropriate annual bonus award, if any, for our executive officers. We do not use pre-established targets for the annual bonus award because market factors that affect our Company’s performance are unpredictable, and thus it would be difficult to set goals at the beginning of the fiscal year that would appropriately motivate our executive officers throughout the year. By basing the annual incentive on assessments made at the end of the year of the performance of the individual executives and the Company, and occasionally making mid-year determinations where the circumstances warrant an immediate reward, we can take all market factors into account and reward our executive officers appropriately for their performance.

Equity-Based Awards

Our Compensation Committee believes that equity-based participation provides our executive officers a strong economic interest in maximizing stock price appreciation over the long term and aligns their interests with the interests of our stockholders. Equity-based awards are made pursuant to the Company’s equity incentive plans. The ProPhase Labs, Inc. Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”) currently authorizes us to issue up to 3,900,000 shares of Common Stock (subject to adjustments described in the 2010 Plan) to eligible employees, directors, consultants, advisors and other service providers of the Company or any of our affiliates.

The 2010 Plan has served as a key retention tool. Retention serves as a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. In addition, our Compensation Committee considers cost to the Company in determining the form of award, as well as our desire to have equity awards drive and reward performance over an extended period of time in order to promote long-term value for our stockholders, and to be an integral part of a competitive compensation program. Our Compensation Committee believes that stock options, restricted shares and stock grants are the best forms of award to achieve these goals, as stock options are designed to deliver value to executives only if our stock price increases over the value at the time of grant, and restricted shares and stock grants provide compensation that fluctuates with our stock price.

In determining the size of an option, restricted stock or stock grant to a named executive officer, both upon initial hire and on an ongoing basis, our Compensation Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the level of equity held by the executive and by other officers, and individual contribution to corporate performance.

Although there is no set target level for holding options or stock ownership, our Compensation Committee recognizes that the equity-based component ensures additional focus by our executive officers on stock price performance, enhances executive retention, and aligns the interests of our executive officers with the interests of our stockholders. Accordingly, the exercise price of stock options is tied to the fair market value of our Common Stock on the date of grant. A grant of stock options typically will vest over a two to three year period, although the Compensation Committee may at times determine that a fully vested award is appropriate.

There is no set formula for the granting of awards to individual executives or employees. The number of options awarded may vary up or down from prior year awards, based on the Compensation Committee’s review and consideration of the above-listed goals and factors.

In keeping with our executive compensation program and philosophy for incentivizing the performance of our executive officers, as noted above, our Compensation Committee has used grants of stock, including restricted stock. Such grants are intended to reinforce the alignment of interests of our named executive officers with those of our stockholders, as the value of the awards granted thereunder is linked to the value of our Common Stock, which, in turn, is indirectly attributable to the individual performance of our executive officers.

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Defined Contribution Plan

In 1999, we implemented a 401(k) defined contribution plan for its employees. The 401(k) plan is the Company’s primary retirement benefit for its employees, including its executives. For executive officers, as well as all other employees, the Company makes a contribution to the plan annually based on the amount of the employee’s 401(k) plan contributions and compensation. The contribution to the plan by the Company consists of a 50% match of the employee’s contribution, up to $11,000 per person, per annum. The Company’s total contribution to the 401(k) plan in 2018 for its named executive officers, in the aggregate, was approximately $17,480. Company contributions to the Company’s 401(k) plan are included in the Summary Compensation Table as “Other Compensation.”

The Company does not provide its executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan.

Perquisites and Other Personal Benefits

The Company provides executives with limited personal benefits. The Compensation Committee reviews annually the levels of personal benefits provided to the executives. Medical and dental insurance is provided to each executive, along with all other eligible employees, subject to the same terms and conditions, including premium payments that apply to all other eligible employees. Life and disability insurance is provided to each executive at no cost to the executive. All such welfare benefits terminate at the time each executive is no longer employed with the Company or as otherwise provided in the applicable employment agreement (except as otherwise required by continuation coverage laws).

Employment Agreements

Amended and Restated CEO Employment Agreement

On February 16, 2018, the Board approved the Amended and Restated 2015 Executive Employment Agreement with Mr. Karkus (the “CEO Employment Agreement”), which became effective February 23, 2018 (the “Effective Date”), subject to stockholder approval, which was subsequently attained at the Company’s special meeting of stockholders held on April 12, 2018.

Under the CEO Employment Agreement, Mr. Karkus agreed to reduce his base salary from a rate of not less than $675,000 per annum to a base salary of not less than $125,000 per annum for the period from the Effective Date through February 22, 2021, after which time Mr. Karkus’ base salary will return to $675,000 per annum. As consideration for his agreement to accept a reduced base salary, Mr. Karkus was granted a stock option (the “2018 CEO Option”) under the Company’s 2018 Stock Incentive Plan on February 23, 2018 to purchase 2,300,000 shares of Common Stock of the Company at an exercise price of $3.00 per share, which will vest and be exercisable in 35 equal monthly installments of 63,888 shares on the 1st day of each month beginning on March 1, 2018 (the “Initial Vesting Date”), and one monthly installment of 63,920 shares on the 1st day of the 36th month following the Initial Vesting Date, subject to Mr. Karkus’ continued employment with the Company. The 2018 CEO Option is subject to accelerated vesting in the event Mr. Karkus’ employment is terminated for any reason other than by the Company for Cause or by Mr. Karkus without Good Reason (as such terms are defined in the CEO Employment Agreement).

The Board and Mr. Karkus determined that it was in the best interests of the Company and its stockholders to reduce the cash compensation payable to Mr. Karkus in order to further align Mr. Karkus’ interests with the interests of the Company and its stockholders, and to provide more liquidity to the Company so that the Company may continue to expand its research and development efforts for its over-the-counter dietary supplement initiatives, to develop ProPhase Digital Media and to pursue potential business opportunities outside of the consumer products industry.

Mr. Karkus is eligible to receive a bonus in the sole discretion of the Compensation Committee, and is also eligible to receive regular benefits routinely provided to other senior executives of the Company.

Under the terms of the CEO Employment Agreement, in the event of a termination of Mr. Karkus’ employment by the Company for “Cause” or due to his voluntary resignation without a “Good Reason” (as such terms are defined in the CEO Employment Agreement) (each an “Ineligible Termination”), no severance benefits will become payable to Mr. Karkus. If, however, Mr. Karkus’ employment is terminated by the Company for any reason other than termination for Cause or due to his voluntary resignation without Good Reason (as defined in the agreements), then Mr. Karkus will be entitled to receive the benefits and payments set forth below.

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Termination of Employment Prior to February 22, 2021

Under the terms of the CEO Employment Agreement, for the time period from the Effective Date until February 22, 2021, Mr. Karkus will be eligible to receive a combination of accelerated vesting of the 2018 CEO Option and a cash severance payment upon a termination of his employment other than an Ineligible Termination as set forth in the chart below.

Month in which Mr. Karkus’ employment is terminated other than an Ineligible Termination	Ratio of 2018 CEO Option subject to acceleration of vesting	Cash severance payment (based upon a total potential cash severance payment of $1,687,500)
February 2018	1	$0
March 2018	35/36	$46,875
April 2018	34/36	$93,750
May 2018	33/36	$140,625
June 2018	32/36	$187,500
July 2018	31/36	$234,375
August 2018	30/36	$281,250
September 2018	29/36	$328,125
October 2018	28/36	$375,000
November 2018	27/36	$421,875
December 2018	26/36	$468,750
January 2019	25/36	$515,625
February 2019	24/36	$562,500
March 2019	23/36	$609,375
April 2019	22/36	$656,250
May 2019	21/36	$703,125
June 2019	20/36	$750,000
July 2019	19/36	$796,875
August 2019	18/36	$843,750
September 2019	17/36	$890,625
October 2019	16/36	$937,500
November 2019	15/36	$984,375
December 2019	14/36	$1,031,250
January 2020	13/36	$1,078,125
February 2020	12/36	$1,125,000
March 2020	11/36	$1,171,875
April 2020	10/36	$1,218,750
May 2020	9/36	$1,265,625
June 2020	8/36	$1,312,500
July 2020	7/36	$1,359,375
August 2020	6/36	$1,406,250
September 2020	5/36	$1,453,125
October 2020	4/36	$1,500,000
November 2020	3/36	$1,546,875
December 2020	2/36	$1,593,750
January 2021 – February 22, 2021	1/36	$1,640,625

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Termination of Employment On or After February 23, 2021

Under the terms of the CEO Employment Agreement, on or after February 23, 2021, Mr. Karkus will be eligible to receive the following benefits and cash payments upon a Termination of Employment other than an Ineligible Termination:

●	A cash severance payment equal to two and one-half (2.5) times his then current base salary (i.e., two hundred fifty percent (250%) of his then current base salary). Such cash severance payment will be paid as follows: (x) one-half of the cash severance payment will be paid in a lump sum within five (5) business days following the effective date of the termination; and (y) the remaining one-half of the cash severance payment will be paid in twelve (12) equal, consecutive, monthly installments commencing on the first business day of the month following the effective date of the termination; and

●	All of his outstanding and unvested stock options and/or restricted stock will automatically vest concurrently upon such termination of employment, regardless of any prior existing vesting schedules.

If Mr. Karkus’s employment terminates by reason of his death or disability, then the cash payments described above under will be paid only to the extent of the proceeds payable to the Company through a “key man” life, disability or similar insurance relating to the death or disability of Mr. Karkus.

In the event that Mr. Karkus has received a cash payment described above in connection with his termination of employment and it is determined that his employment termination was in connection with a Change in Control, then Mr. Karkus will be entitled to receive an additional payment as described below, less the amount of payments previously received in connection with the termination of employment.

In the event Mr. Karkus’ employment terminates due to a reason other than an Ineligible Termination, death or disability, and if such termination occurs within (i) eighteen (18) months following a Change in Control, or (ii) prior to a Change in Control but in contemplation of a Change in Control which a Change in Control actually occurs, then, in lieu of the cash payments described above, Executive will instead receive a one-time payment in cash equal to two million five hundred thousand dollars ($2,500,000). In addition, in such event, all of Mr. Karkus’ stock options and/or restricted stock will automatically vest concurrently upon such termination of employment, regardless of any prior existing vesting schedule.

The involuntary termination of Mr. Karkus’ employment due to a reason other than an Ineligible Termination, death or disability within one hundred eighty (180) days preceding a Change of Control will be deemed to have been a termination of employment in contemplation of a Change in Control.

In determining whether a termination of Mr. Karkus’ employment occurring more than one hundred eighty (180) days preceding a Change of Control (due to a reason other than an Ineligible Termination, death or disability) constitutes a termination of employment in contemplation of a Change in Control, the court or other tribunal making such determination will consider the totality of facts and circumstances surrounding such termination of employment.

In addition, Mr. Karkus, and his eligible dependents, will be entitled to Company-paid COBRA continuation coverage premiums under the Company’s welfare plans, for a period of up to 18 months. Notwithstanding the above, if a termination of employment occurs as a result of death or disability, then any cash severance payment will only be made to the extent that the proceeds are payable to the Company through a “key man” life, disability or similar insurance policy.

No Excise Tax Gross-Up

The CEO Employment Agreement does not provide for tax reimbursement payments or gross-ups related to any change in control. Under the terms of his CEO Employment Agreement, if any payments payable or benefits provided to Mr. Karkus become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or to any similar tax imposed by state or local law, then the aggregate amount of payments payable to Mr. Karkus will be reduced to the aggregate amount of payments that could be made without incurring such excise tax, provided that such reduction will only be imposed if the aggregate after-tax value of the payments retained by Mr. Karkus (after giving effect to such reduction) is equal to or greater than the aggregate after-tax value (after giving effect to the excise tax) of the payments without any such reduction.

Clawback Provision

The CEO Employment Agreement includes a clawback provision. In the event the following events occur:

●	a mandatory restatement of the Company’s financial results occurs while the Company remains publicly traded and is attributable to misconduct or wrongdoing by Mr. Karkus;

●	Mr. Karkus received a payment of a cash bonus or was issued any Company shares as a bonus within three (3) years preceding the mandatory restatement; and

●	the amount of such cash bonus or share grant was calculated and awarded pursuant to a specific financial formula, and the cash bonus or share grant would have been diminished based on the restated financial results had the financial formula been applied using the restated financial results;

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then Mr. Karkus will be required to remit to the Company the amount by which the original cash bonus or share grant would have been diminished, net of taxes originally paid. However, if the net effect of the restatement is effectively neutral to the Company over the applicable time periods, then no clawback amount will be due from Mr. Karkus.

Compensation Arrangement with Monica Brady

On September 26, 2017, the board of directors appointed Monica Brady as the Company’s Chief Accounting Officer, effective October 2, 2017. In connection with Ms. Brady’s appointment as Chief Accounting Officer, Ms. Brady’s annual base salary was increased to $132,000.

In January 2019, the board of directors appointed Monica Brady as Chief Financial Officer. In connection with Ms. Brady’s appointment as Chief Financial Officer, Ms. Brady’s annual base salary was increased to $142,000.

Outstanding Equity Awards at 2018 Fiscal Year End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date
Ted Karkus	1,022,208		1,277,792	(1)	1.75	2/22/2023
	150,000		300,000	(2)	2.00	4/27/2024

Monica Brady	12,500	(3)	12,500	(3)	2.15	9/26/2024
	—		50,000	(4)	3.18	12/3/2025

(1)	Award of 2,300,000 options was granted on February 23, 2018 and vests in 35 equal monthly installments of 63,888 shares on the first day of each month beginning on March 1, 2018, and one monthly installment of 63,920 shares on the first day of the 36th month following the Initial Vesting Date.

(2)	Award of 600,000 options was granted on April 27, 2017 and vests in four equal annual installments beginning April 26, 2018. As of December 31, 2018, Mr. Karkus had exercised 150,000 shares pursuant to this option.

(3)	Award of 25,000 options was granted on September 26, 2017, with 6,250 shares vested as of the grant date and the remaining 18,750 shares vesting in three equal annual installments beginning September 26, 2018.

(4)	Award of 50,000 options was granted on December 4, 2018 and vests in four equal annual installments beginning December 04, 2019, as detailed in a stock option award agreement by and between the Issuer and the Reporting Person, dated as of December 04, 2018.

Director Compensation for 2018

Name (1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Jason Barr	$45,000	—	$45,000
Mark Burnett(2)	$45,000	—	$45,000
Louis Gleckel, MD	$45,000	—	$45,000

(1)	Our employee directors do not receive director fees. Accordingly, Mr. Ted Karkus, a director and the Chairman of the Board and the Chief Executive Officer of the Company, is not entitled to, and did not receive, any compensation for his service on the Board in 2018.

(2)	Mr. Burnett resigned from the Board in December 2018.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company. Each non-employee director received a quarterly Board fee of $11,250, paid promptly following the close of each quarter, pro-rated for partial service. Non-employee directors do not receive additional fees for attendance at Board or committee meetings.

We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending Board and Committee meetings. Non-employee directors do not participate in any Company nonqualified deferred compensation plan and we do not pay any life insurance policies for the directors. Any director who is an employee of the Company is not entitled to compensation for service as a Board member.

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EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to shares of common stock that may be issued under our equity compensation plans issued as of December 31, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)(3)	2,979,500	$1.82	1,010,448
Equity compensation plans not approved by security holders	—	—	—
Total	2,979,500	$1.82	1,010,448

(1)	On May 5, 2010, our stockholders approved the 2010 Plan which, was subsequently amended and restated and approved by stockholders on April 24, 2011, further amended and approved by stockholders on May 6, 2013, further amended and restated and approved by stockholders on May 24, 2016, and further amended and restated and approved by stockholders on May 23, 2018. The 2010 Plan provides that the total number of shares of Common Stock that may be issued under the 2010 Plan is equal to 3,900,000 shares. At December 31, 2018, we had outstanding 679,500 stock options, subject to vesting, under the 2010 Plan. At December 31, 2018, there were 631,159 shares of Common Stock that were available for issuance pursuant to the 2010 Plan.

(2)	On May 5, 2010, our stockholders approved the 2010 Directors’ Equity Compensation Plan, which was subsequently amended and approved by our stockholders on May 6, 2013, and further amended and restated and approved by stockholders on May 23, 2018. The 2010 Directors’ Equity Compensation Plan provides that the total number of shares of Common Stock that may be issued under the 2010 Directors’ Equity Compensation Plan is equal to 675,000. At December 31, 2018, there were no shares of our Common Stock outstanding pursuant to awards under the 2010 Directors’ Equity Compensation Plan. At December 31, 2018, there were 379,289 shares of Common Stock that were available for issuance pursuant to the 2010 Directors Equity Compensation Plan.

(3)	On April 12, 2018, our stockholders approved the 2018 Stock Incentive Plan. Subject to certain adjustments described therein, the maximum number of shares of the Company’s common stock that may be issued pursuant to stock options awarded under the 2018 Stock Incentive Plan is 2,300,000 shares. All shares of common stock authorized for issuance under the 2018 Stock Incentive Plan have been reserved for the stock option granted to Mr. Karkus on February 2018

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SECURITY OWNERSHIP

The following table sets forth information regarding ownership of our Common Stock as of April 16, 2019 by (a) each person known to the Company to own more than 5% of the outstanding shares of our Common Stock, (b) each director and nominee for director of the Company, (c) the named executive officers and (d) all directors and executive officers as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company’s principal executive office.

Name of Beneficial Owners	Common Stock Beneficially Owned(1)	Percent of Class
Officers and Directors
Ted Karkus(2)	3,821,736	30.0%
Monica Brady(3)	19,928	*
Jason Barr	7,721	*
Louis Gleckel, MD	93,863	*
Warren Hirsch	0	*
ALL DIRECTORS AND EXECUTIVE OFFICERS	3,939,677	30.9%
(Five Persons)

* Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 (“Rule 13d-3”) under the Exchange Act, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3 based on 11,560,256 shares outstanding on April 16, 2019 and includes options or other rights to subscribe for shares of Common Stock which are exercisable within sixty (60) days of April 16, 2019.

(2)	Includes 2,649,528 shares and options to purchase 1,172,208 shares that are vested or will vest within 60 days of April 16, 2019.

(3)	Includes 7,428 shares and options to purchase 12,500 shares that are vested or will vest within 60 days of April 16, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any reports of ownership or changes in ownership of its officers, directors and greater than ten-percent stockholders that were filed or required to be filed during 2018 other than one late report filed by Monica Brady which reported a grant of 50,000 options.

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Audit COMMITTEE Report

The members of the Audit Committee are Mr. Barr and Dr. Gleckel, who are independent directors and meet the eligibility standards for audit committee service under the rules of Nasdaq.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of EisnerAmper LLP is responsible for performing an independent audit of the Company’s consolidated financial statements. Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2018;

2.	The Audit Committee has discussed with representatives of EisnerAmper LLP the matters required to be discussed by the Statement on Auditing Standards, No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board;

3.	The Audit Committee also has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence;

4.	The Audit Committee also has considered whether the provision by EisnerAmper LLP of non-audit services to the Company is compatible with maintaining EisnerAmper LLP’s independence; and

5.	The Audit Committee also has instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Audit Committee

Jason Barr
Louis Gleckel

The foregoing report of the Audit Committee shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, nor shall such report be incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under such Acts except to the extent that the Company specifically incorporates such report by reference.

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Audit and NON-Audit Fees

The table set forth below lists the fees billed to the Company by EisnerAmper LLP for audit services rendered in connection with the audits of our consolidated financial statements for the years ended December 31, 2018 and 2017, and fees billed for other services rendered by EisnerAmper LLP during these periods.

Description	2018	2017
Audit fees(1)	$256,500	$291,000
Audit related fees Tax fees	—	—
All other fees	—	—
Total	$256,500	$291,000

(1)	Comprised of the audit of our annual financial statements and reviews of our quarterly financial statements.

The Audit Committee reviews and pre-approves all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted under applicable law). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

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PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of our Audit Committee, the Board has appointed EisnerAmper LLP as the Company’s independent public auditor for the fiscal year ending December 31, 2019. Although the selection of auditor does not require ratification, the Board has directed that the appointment of EisnerAmper LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of EisnerAmper LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

Required Vote

Approval of the ratification of our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast on such proposal by the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A quorum must be present at the Annual Meeting for a valid vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote on the compensation of our named executive officers as disclosed herein. Accordingly, we are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the compensation tables and related narrative disclosures in this Proxy Statement. This advisory vote is commonly referred to as a “Say-on-Pay” vote. Please read the executive compensation section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the compensation of our named executive officers for fiscal year 2018.

Our compensation program is designed to reward each individual named executive officer’s contribution to the advancement of our overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our stockholders, and thus with our interests.

Our Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of ProPhase Labs, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosures in this Proxy Statement.”

As an advisory vote, this proposal is not binding on the Company, and will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Required Vote

The number of votes cast “FOR” must be a majority of the votes cast by the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE FOREGOING RESOLUTION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION

As described in Proposal No. 3, stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program, commonly referred to as a “Say-on-Pay Vote.” This Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay Vote in our proxy materials for future annual stockholder meetings. Stockholders may vote to have the Say-on-Pay Vote held every year, every two years or every three years. Currently, our stockholders are afforded a Say-on-Pay Vote once every three years.

Accordingly, we are requesting an advisory, non-binding vote on how frequently we should seek an advisory Say-on-Pay vote from our stockholders. This advisory vote is commonly referred to as a “Say-on-Frequency” vote. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends that our stockholders select a frequency of three years, or a triennial vote. Our Board has determined that an advisory vote on executive compensation every three years continues to be the best approach for us based on a number of considerations, including the following:

●	Our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period;

●	A three-year vote cycle gives our Board and our Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with stockholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures;

●	A three-year vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers; and

●	A triennial vote, while less frequent than Choices 1 or 2, would still provide a regular, consistent means for the Company’s stockholders to provide feedback to the Board regarding the Company’s executive compensation programs.

Our stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in the years when Say-on-Pay votes do not occur. For example, the rules of Nasdaq require that we seek stockholder approval for new employee equity compensation plans and material revisions thereto. Further, as discussed above under “Procedures for Contacting Directors,” we provide stockholders with an opportunity to communicate directly with our Board, including on issues of executive compensation.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this Proposal No. 4. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below:

You are not voting to approve or disapprove our Board’s recommendation. While this advisory Say-on-Frequency vote is non-binding on us, and we may hold the Say-on-Pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders, our Board and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future Say-on-Pay Votes.

Vote Required

The option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT AN ADVISORY VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY’S PROXY STATEMENT FOR STOCKHOLDER CONSIDERATION ONCE EVERY THREE CALENDAR YEARS. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

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OTHER INFORMATION

Attending the Annual Meeting

The Annual Meeting will take place at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, New York 10022, on Wednesday, May 22, 2019, at 4:00 p.m., Eastern Time. This location is in Manhattan at the intersection of Lexington Avenue and 53rd Street. If you have questions about attending the Annual Meeting, please contact Investor Relations by phone at (215) 345-0919.

Stockholder Proposals

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

Other than a proposal made pursuant to Rule 14a-8, each stockholder making a proposal must provide, (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

Other than with respect to a proposal made pursuant to Rule 14a-8, as to each item of business that the stockholder proposes to bring before the annual meeting, such stockholder must provide (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing stockholders or (y) between or among any proposing stockholder and any other record or beneficial holder of the shares of any class or series of the Company (including their names) in connection with the proposal of such business by such stockholder.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder proposals is available to stockholders from the Secretary of the Company upon written request and an electronic copy of which is available at the SEC’s website located at www.sec.gov. For business or nominations intended to be brought to the 2019 Annual Meeting of Stockholders, the notice deadline is prior to February 22, 2020 but not earlier than January 23, 2020. Stockholder proposals or director nominations submitted outside these dates may not be presented at the 2020 Annual Meeting of Stockholders.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2020 Annual Meeting of Stockholders must submit such proposals to the Company by December 24, 2019. Please address such proposals to: Secretary, ProPhase Labs, Inc., 621 N. Shady Retreat Road, Doylestown, PA 18901.

Expenses and Solicitation

All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

Householding of Proxy Materials

In some cases, only one copy of this Proxy Statement and our 2018 Annual Report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2018 Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. To obtain a separate copy of our Proxy Statement and our 2018 Annual Report, send such request Monica Brady, Chief Financial Officer, at our offices located at 621 N. Shady Retreat Road, Doylestown, Pennsylvania 18901.

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Other Business

The Board knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to Proxies in respect to any such business in the best judgment of the person or persons acting under the Proxies. The final results of the balloting at the 2019 Annual Meeting will appear in the Company’s Current Report on Form 8-K within four business days of the meeting.

This Proxy Statement, the Notice of 2019 Annual Meeting of Stockholders and the Company’s 2018 Annual Report are available online at: http://www.astproxyportal.com/ast/07814/.

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your Proxy or voting instructions by mail. Please see the instructions on the Proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

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ANNUAL MEETING OF STOCKHOLDERS OF

PROPHASE LABS, INC.

May 22, 2019

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at http://www.astproxyportal.com/ast/07814/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430340000000001000 7 052219

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" EACH OF PROPOSALS 2 AND 3 AND FOR "3 YEARS" FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the four nominees listed below to the Company's board of directors to hold office until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Ted Karkus
- ○ Jason Barr
- ○ Louis Gleckel, MD
- ○ Warren Hirsch

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019	☐	☐	☐
3. Advisory vote to approve executive compensation	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Advisory vote on the frequency of shareholder votes on executive compensation	☐	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" EACH OF PROPOSALS 2 AND 3, FOR "3 YEARS" FOR PROPOSAL 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY BE PROPERLY COME BEFORE THE ANNUAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Check here if you plan to attend the meeting ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign full partnership name by a duly authorized person.

0

PROPHASE LABS, INC.

PROXY CARD

The undersigned hereby: (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of ProPhase Labs, Inc. (the "Company") to be held on Wednesday, May 22, 2019, 4:00 p.m. Eastern Time, at Reed Smith LLP, 599 Lexington Avenue, 22nd floor, New York, NY 10022, and the Proxy Statement in connection therewith, each dated April 18, 2019; (b) appoints Ted Karkus and Monica Brady, and each of them with power of substitution, as Proxies; (c) authorizes the Proxies to represent and vote, as designated hereon, all of the shares of Common Stock of the Company, held of record by the undersigned as of the close of business on April 16, 2019, at such Annual Meeting and at any adjournment(s) and postponement(s) thereof; and (d) revokes any Proxies heretofore given.

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

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